Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

Santa Clara, Calif.—January 29, 2020—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the fiscal fourth quarter and year ended December 28, 2019.

Fiscal 2019 Highlights

-	Photonics Business

o	Revenues grew 37% year-over-year

o	Record $40M order received in support of digital night vision programs for U.S. Government

o	Strong ramp of development revenues for IVAS program, the first all-digital solution for the ground soldier

o	Record year-end backlog of $71M, up 62% over year-end 2018

-	Thin-film Equipment Business

o	Revenues grew 6% year-over-year

o	Successful installation of VERTEX Spectra™ evaluation system with Tier 1 display cover glass manufacturer

o	Introduced new VERTEX Marathon™ high-productivity platform, enabling ultra-durable DiamondClad™ protective coatings for the display cover glass market

o	Delivery of nine ENERGi® systems for high-efficiency solar cell manufacturing

o	Successful installation of our first MATRIX® PVD evaluation system for advanced semiconductor packaging

-	Financial Performance

o	With year-over-year revenue growth of 14%, gross profit increased 25% over 2018, with higher gross margins in both TFE and Photonics

o	With R&D and SG&A expenses held flat year-over-year, operating income grew to $4M

o	Return to profitability, with full-year earnings of $0.05 per share exceeding prior guidance

o	Positive cash flow from operations for the year, with a year-end balance of $42.8 million in total cash, restricted cash and investments, an increase of $2.5M over 2018

“We are very pleased to report a profitable year of growth for 2019, with continued momentum executing against our strategic growth initiatives,” commented Wendell Blonigan, president and chief executive officer of Intevac. “Technology investments by our hard drive customers resulted in a record fourth quarter for our HDD upgrades business, and revenues for the year exceeded expectations at $109 million, up 14% over 2018, with profitability also above forecast.

“We achieved a number of significant milestones in 2019, in support of our long-term growth initiatives,” continued Mr. Blonigan. “We booked a record $40M order in July in Photonics, which along with the IVAS program, drove Photonics backlog to new record levels, giving us multi-year visibility for continued strong growth and profitability for this business. In our TFE growth initiatives, in 2019 we launched our new Marathon™ system and ultra-durable DiamondClad™ coatings, which enable best-in-class protective films at an attractive price point for the mobile device market. We were successful in placing evaluation systems with industry leaders, including VERTEX in the display cover panel market, and MATRIX in the advanced semiconductor packaging industry.

“Each of these milestones supports the long-term revenue growth and profitability objectives for Intevac,” concluded Mr. Blonigan. “As we look towards our outlook for 2020, we continue to drive towards another year of growth, which we expect will be supported by continued momentum in our Photonics business and the successful execution of our TFE growth initiatives.”

($ Millions, except per share amounts)	Q4 2019		Q4 2018
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$35.4	$35.4	$31.6	$31.6
Operating Income	$7.3	$7.3	$1.9	$1.8
Net Income	$5.2	$5.2	$10.0	$1.9
Net Income per Diluted Share	$0.22	$0.22	$0.44	$0.08

	Year Ended December 28, 2019		Year Ended December 29, 2018
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$108.9	$108.9	$95.1	$95.1
Operating Income (Loss)	$3.9	$3.9	$(4.2)	$(4.3)
Net Income (Loss)	$1.1	$1.1	$3.6	$(4.4)
Net Income (Loss) per Diluted Share	$0.05	$0.05	$0.16	$(0.19)

Intevac’s non-GAAP adjusted results exclude where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges and (3) the reversal of a deferred tax asset valuation allowance. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Fourth Quarter Fiscal 2019 Summary

Net income for the quarter was $5.2 million, or $0.22 per diluted share, compared to net income of $10.0 million, or $0.44 per diluted share, in the fourth quarter of 2018. The Company’s fourth quarter 2018 financial results included the reversal of the valuation allowance recorded against the Singapore deferred tax assets. This reversal resulted in the recognition of a non-cash income tax benefit in the fourth quarter of 2018 of $7.9 million, or $0.34 per diluted share. Non-GAAP net income for the fourth quarter of 2019 was $5.2 million, or $0.22 per diluted share, compared to non-GAAP net income of $1.9 million, or $0.08 per diluted share, in the fourth quarter of 2018.

Revenues were $35.4 million, including $24.4 million of TFE revenues and $11.1 million of Photonics revenues. TFE revenues consisted of two 200 Lean® HDD systems, upgrades, spares and service. Photonics revenues included $6.2 million of research and development contracts and $4.9 million of product sales. In the fourth quarter of 2018, revenues were $31.6 million, including $23.6 million of TFE revenues which consisted of one 200 Lean HDD system, three ENERGi® solar ion implant systems, upgrades, spares and service, and Photonics revenues of $8.0 million, which included $5.8 million of product sales and $2.2 million of research and development contracts.

TFE gross margin was 46.9% compared to 30.6% in the fourth quarter of 2018 and 28.2% in the third quarter of 2019. The improvement from the fourth quarter of 2018 and the third quarter of 2019 was primarily due to favorable product mix. Photonics gross margin was 45.7% compared to 42.1% in the fourth quarter of 2018 and 43.1% in the third quarter of 2019. The improvement from the fourth quarter of 2018 and the third quarter of 2019 was primarily due to improved margins on research and development contracts. Consolidated gross margin was 46.5%, compared to 33.5% in the fourth quarter of 2018 and 33.4% in the third quarter of 2019.

R&D and SG&A expenses were $9.2 million, compared to $8.8 million in the fourth quarter of 2018 and to $9.2 million in the third quarter of 2019.

Order backlog totaled $92.4 million on December 28, 2019, compared to $115.4 million on September 28, 2019 and $108.5 million on December 29, 2018. Backlog at December 28, 2019 included two 200 Lean HDD systems. Backlog at September 28, 2019 included four 200 Lean HDD systems. Backlog at December 29, 2018 included six 200 Lean HDD systems and nine ENERGi solar ion implant systems.

The Company ended the year with $42.8 million of total cash, restricted cash and investments and $95.5 million in tangible book value, defined as total stockholders’ equity less intangible assets.

Fiscal Year 2019 Summary

Net income was $1.1 million, or $0.05 per diluted share, compared to $3.6 million, or $0.16 per diluted share, for fiscal 2018. Non-GAAP net income was $1.1 million or $0.05 per diluted share, compared to a non-GAAP net loss of $4.4 million or $0.19 per diluted share for fiscal 2018.

Revenues were $108.9 million, including $73.7 million of TFE revenues and $35.2 million of Photonics revenues, of which $19.7 million was contract R&D revenues, compared to revenues of $95.1 million, which included $69.3 million of TFE revenues and $25.8 million of Photonics revenues, for 2018.

TFE gross margin was 37.2%, compared to 36.5% in 2018, while Photonics gross margin was 38.3%, compared to 28.6% in 2018. Consolidated gross margin was 37.5% compared to 34.4% in 2018. The improvement from 2018 was primarily due to higher revenue levels and improved margins on research and development contracts. Total R&D and SG&A expenses were relatively flat at $36.9 million, compared to $37.1 million in 2018.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges; and (3) the reversal of a deferred tax asset valuation allowance. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PST (4:30 p.m. EST). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13697750. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet on the Investors link of the company’s website at www.intevac.com. For those unable to attend live, the company’s website will host an archived webcast of the call.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, and ENERGi® are registered trademarks and DiamondClad™, VERTEX Marathon™, VERTEX Spectra™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,“ “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: customer adoption of our products, multi-year visibility for Photonics, and the future financial performance of Intevac, such as continued revenue growth. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except percentages and per share amounts)

	Three months ended		Year ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Net revenues
TFE	$24,352	$23,604	$73,678	$69,348
Photonics	11,092	7,972	35,207	25,766

Total net revenues	35,444	31,576	108,885	95,114
Gross profit	16,493	10,572	40,868	32,694
Gross margin
TFE	46.9%	30.6%	37.2%	36.5%
Photonics	45.7%	42.1%	38.3%	28.6%

Consolidated	46.5%	33.5%	37.5%	34.4%
Operating expenses
Research and development	3,296	3,973	14,309	16,862
Selling, general and administrative	5,913	4,814	22,627	20,188
Acquisition-related[1]	—	(147)	7	(139)

Total operating expenses	9,209	8,640	36,943	36,911

Total operating income (loss)	7,284	1,932	3,925	(4,217)
Operating income (loss)
TFE	5,181	861	1,747	(1,335)
Photonics	3,321	1,406	6,434	440
Corporate	(1,218)	(335)	(4,256)	(3,322)

Total operating income (loss)	7,284	1,932	3,925	(4,217)
Interest income and other income (expense), net	133	158	582	622

Income (loss) before income taxes	7,417	2,090	4,507	(3,595)
Benefit from (provision for) income taxes	(2,215)	7,893	(3,359)	7,176

Net income	$5,202	$9,983	$1,148	$3,581

Net income per share
Basic	$0.22	$0.44	$0.05	$0.16
Diluted	$0.22	$0.44	$0.05	$0.16
Weighted average common shares outstanding
Basic	23,275	22,790	23,063	22,519
Diluted	23,677	22,948	23,340	22,904

[1]	Amounts for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	December 28, 2019	December 29, 2018
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$36,487	$34,791
Accounts receivable, net	28,619	27,717
Inventories	24,907	30,597
Prepaid expenses and other current assets	1,504	2,528

Total current assets	91,517	95,633
Long-term investments	5,537	4,372
Restricted cash	787	1,169
Property, plant and equipment, net	11,598	11,198
Operating lease right-of-use assets	10,279	—
Intangible assets, net	274	889
Other long-term assets	6,330	8,809

Total assets	$126,322	$122,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$2,524	$—
Accounts payable	4,199	6,053
Accrued payroll and related liabilities	6,488	4,689
Other accrued liabilities	3,593	4,952
Customer advances	4,007	14,314

Total current liabilities	20,811	30,008
Non-current liabilities
Non-current operating lease liabilities	9,532	—
Other long-term liabilities	186	2,438

Total non-current liabilities	9,718	2,438
Stockholders’ equity
Common stock ($0.001 par value)	23	23
Additional paid-in capital	188,290	183,204
Treasury stock, at cost	(29,158)	(29,047)
Accumulated other comprehensive income	424	378
Accumulated deficit	(63,786)	(64,934)

Total stockholders’ equity	95,793	89,624

Total liabilities and stockholders’ equity	$126,322	$122,070

Note: Amounts as of December 29, 2018 are derived from the December 29, 2018 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Non-GAAP Income (Loss) from Operations
Reported operating income (loss) (GAAP basis)	$7,284	$1,932	$3,925	$(4,217)
Change in fair value of contingent consideration obligations[1]	—	(147)	7	(139)
Restructuring charges[2]	—	—	—	95

Non-GAAP Operating Income (Loss)	$7,284	$1,785	$3,932	$(4,261)

Non-GAAP Net Income (Loss)
Reported net income (GAAP basis)	$5,202	$9,983	$1,148	$3,581
Change in fair value of contingent consideration obligations[1]	—	(147)	7	(139)
Restructuring charges[2]	—	—	—	95
Reversal of a deferred tax asset valuation allowance[3]	—	(7,909)	—	(7,909)
Income tax effect of non-GAAP adjustments[4]	—	—	—	—

Non-GAAP Net Income (Loss)	$5,202	$1,927	$1,155	$(4,372)

Non-GAAP Net Income (Loss) Per Diluted Share
Reported net income per diluted share (GAAP basis)	$0.22	$0.44	$0.05	$0.16
Change in fair value of contingent consideration obligations[1]	$—	$(0.01)	$—	$(0.01)
Restructuring charges[2]	$—	$—	$—	$—
Reversal of a deferred tax asset valuation allowance[3]	$—	$(0.34)	$—	$(0.35)
Non-GAAP Net Income (Loss) Per Diluted Share	$0.22	$0.08	$0.05	$(0.19)
Weighted average number of diluted shares	23,677	22,948	23,340	22,904

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

[2]	Results for the year ended December 29, 2018 include severance and other employee-related costs related to a restructuring program.

[3]

Results for the fourth quarter and year ended December 29, 2018 include the reversal of the valuation allowance recorded against the deferred tax assets of the Company’s Singapore operations. The Company concluded that, as of December 29, 2018 it is more likely than not that the Company will generate sufficient taxable income in Singapore to realize its deferred tax assets. This conclusion, and the resulting reversal of the deferred tax asset valuation allowance, was based upon consideration of a number of factors, including the Company’s completion of seven consecutive quarters of profitability in Singapore and its forecast of future profitability of its Singapore operations.

[4]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.